Exhibit 99.1

FOR RELEASE ON: July 31, 2013 at 07:30 ET

CONTACT:	Dan Behrendt Chief Financial Officer
TASER International, Inc.
(480) 905-2000

TASER reports $32.2 Million Revenue and $0.08 EPS

AXON and EVIDENCE.com bookings increase 47% sequentially to $2.0 million

SCOTTSDALE, Ariz., July 31, 2013 — TASER International, Inc. (NASDAQ: TASR), today announced financial results for the second quarter of 2013 ended June 30, 2013.

Financial Summary:

•

Net sales were $32.2 million in the quarter, an increase of $4.0 million, or 14.0%, compared to second quarter 2012 sales of $28.2 million. Driving the increase in sales was the upgrade by numerous law enforcement agencies to the new TASER® X26P™ Smart Weapon. These upgrades, as well as restocking orders from distributors, also resulted in higher cartridge sales in comparison to the second quarter of 2012.

•	Conducted Electrical Weapon (CEW) segment revenues grew $3.3 million, or 12.4%, to $30.3 million in the second quarter of 2013, compared to second quarter 2012 revenues of $26.9 million.

•

Video segment revenues increased by $0.6 million year-over-year, or 47.4%, to $1.9 million in the second quarter of 2013. Loss from operations in the Video segment increased from $2.5 million in the second quarter of 2012 to $2.7 million in the second quarter of 2013. Reduced cost of services delivered in the 2013 quarter, primarily due to the migration to third-party cloud storage, were more than offset by higher personnel and support to grow the Video segment in the current-year quarter, as compared to the second quarter of 2012.

•

Gross margin in the second quarter of 2013 was 61.4%, compared to 58.5% in the same period last year. The improvement in gross margin in the second quarter of 2013 was primarily driven by the 14.0% increase in sales which resulted in leverage of overhead expense. Gross margin also continues to benefit from the Company’s decision to utilize third party cloud services in its Video segment.

•

Sales, general and administrative (SG&A) expenses of $10.9 million in the second quarter of 2013 increased 30.2%, from $8.4 million in the second quarter of 2012. As a percentage of revenue, SG&A was 34.0% in the second quarter 2013 compared to 29.8% in the prior year. Personnel expenses increased $1.3 million year-over-year due to the Company’s strategic effort to enhance its front-end, customer facing capabilities in roles such as account management and telesales, in addition to some incremental administrative functions. Expenses related to the defense of product and commercial litigation increased $0.7 million compared to the second quarter of 2012. To support our initiatives internationally and in the video market, there were higher selling and marketing expenses of approximately $0.4 million that contributed to the increase in SG&A.

•	Research and development (R&D) expenses of $2.0 million for the second quarter of 2013 are consistent with the prior-year and previous quarters.

•	Income from operations increased $0.8 million, or 12.4%, to $6.8 million in the second quarter of 2013 compared to the second quarter of 2012.

•	Adjusted EBITDA was $9.5 million for the second quarter of 2013, an increase from Adjusted EBITDA of $8.5 million in the second quarter of 2012. The increase is due to increased sales and margins.

•	Net income for the second quarter of 2013 was $4.5 million, or $0.09 per basic share and $0.08 per diluted share.

•

In the second quarter of 2013, the Company generated $7.7 million in cash from operating activities. Cash, cash equivalents and investments were $31.7 million at the end of the second quarter of 2013, down from $37.8 million at December 31, 2012. The Company completed $19.6 million of stock repurchases during the quarter, and received $3.7 million in cash related to the exercise of stock options.

•	The Company has no debt, other than a capital lease, recorded on its balance sheet.

“Our second quarter represents TASER’s highest revenue in the past two and a half years, and the second highest quarterly revenue in TASER’s history,” said Rick Smith, CEO of TASER International, Inc. “The new X26P Smart Weapon continues to be well received by our customers, accounting for 28.6% of law enforcement CEW unit sales in its first full quarter of availability. We see this, coupled with the increasing number of customers upgrading their aging weapons fleet, as evidence of the strength of the CEW platform that we have built over the last two years. We expect to continue to see growth across our new SMART CEW products going forward as we’ve still only upgraded a small fraction of the legacy product at this stage.”

“Sales bookings for the AXON Flex™ on-officer cameras and the EVIDENCE.com service more than tripled during the second quarter of 2013 compared to the same quarter in the prior year and grew by over 47% compared to the first quarter of 2013. We continue to work towards expanding our customer base in the Video segment. Given the product’s growing momentum, we will continue to prudently invest in the business to strengthen our sales force and infrastructure to execute our strategy and drive profitable growth and value for our stakeholders,” concluded Smith.

Other Significant Events:

•	The Company announced a number of significant orders for its Smart Weapons, the new TASER X26P and the TASER X2 that occurred during the second quarter, including:

•	Charles County Sheriff’s Office (MD) purchased 166 X2s

•	Columbus Police Department (OH) purchased 62 X26Ps and 8 X2s

•	Durham Police Department (NC) purchased 55 X2s

•	El Dorado County Sheriff’s Office (CA) purchased 78 X2s with 50 TASER CAM HD recorders

•	Grand Junction Police Department (CO) purchased 69 X26Ps

•	Kansas Highway Patrol (KS) purchased 386 X26Ps

•	Kern County Sheriff’s Office (CA) purchased 210 X26Ps and 60 X2s

•	Louisiana State Police (LA) purchased 943 X2s

•	Major U.S. law enforcement agency purchased 100 X26Ps

•	Major U.S. law enforcement agency purchased 700 X26Es

•	Manatee County Sheriff’s Office (FL) purchased 200 X26Ps

•	Metropolitan Nashville Police Department (TN) purchased 400 X26Ps

•	Oakland Police Department (CA) purchased 170 X26Ps

•	Oregon Department of Corrections (OR) purchased 40 X26Ps with 40 TASER CAM HD recorders

•	Oregon State Police (OR) purchased 38 X2s

•	San Diego County Sheriff’s Department (CA) purchased 1,200 X2s

•	Sarasota Police Department (FL) purchased 100 X2s

•	Toledo Police Department (OH) purchased 100 X2s

•	Washington State Patrol (WA) purchased 218 X26Ps

•	West Palm Beach Police (FL) purchased 150 X2s

•

The Company continued to see new agencies adopt the new AXON Flex on-officer camera and EVIDENCE.com management service during the second quarter. AXON Flex and EVIDENCE.com deployments included significant orders from:

•	Chesapeake Police Department

•	Oglala Sioux Tribe Department of Public Safety

•	LaPlata County Sheriff’s Office

•	Truckee Police Department

•

The Company also announced plans to take questions relating to the second quarter results via social media. For the first time, TASER management will entertain questions during the call asked via Twitter, in addition to questions from those logged into the webcast. Individuals may submit questions via Twitter using hashtag #TASR_Earnings to the @TASER_IR handle. TASER management regrets that due to time considerations, not all questions may be answered during the call.

The Company will host its second quarter 2013 earnings conference call on Wednesday, July 31, 2013 at 11:00 am ET. To join the live audio presentation, please dial toll free at (877) 303-9126, or for international callers, please dial (253) 237-1156. The pass code is 14532186.

Non-GAAP Measures

To supplement the Company’s financial results presented in accordance with GAAP, we are presenting the non-GAAP financial measures of EBITDA and Adjusted EBITDA. Our management uses these non-GAAP financial measures in evaluating the Company’s performance in comparison to prior periods and as a measure of liquidity. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning and forecasting our future periods. A reconciliation of GAAP to the non-GAAP financial measures is presented at the end of the release.

EBITDA is defined as consolidated net income (loss) before interest expense, income taxes and depreciation and amortization. Adjusted EBITDA as presented herein is defined as EBITDA before certain other items, including: stock-based compensation; loss on write-down/disposal of property, equipment and intangibles, net; provision for obsolete and excess inventory; litigation judgment (reversal) expense; loss on impairment; and interest income and other (income) expense.

Caution on Use of Non-GAAP Measures

These non-GAAP financial measures are not consistent with GAAP, and management believes investors will benefit by referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures; and

•

these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles.

Further, these non-GAAP financial measures may be unique to the Company, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears within this press release.

About TASER International, Inc.

TASER International, Inc. (NASDAQ:TASR) is a global provider of safety technologies that protect life and prevent conflict. More than 16,000 public safety agencies in 100 countries rely on TASER® conducted electrical weapons and AXON on-officer camera systems to help protect and serve. Today, the use of TASER CEWs has saved more than 110,000 lives from potential death or serious injury while TASER innovations benefit individuals and families too, providing personal protection and accountability while maintaining regard for life. Since 1994, more than 251,000 individuals have relied on TASER technology as a means for effective personal safety. Learn more about TASER International and its solutions at www.TASER.com and www.EVIDENCE.com or by calling (800) 978-2737. Be a part of the TASER community by joining us on Facebook, LinkedIn, Twitter, and YouTube.

TASER® is a registered trademark of TASER International, Inc., registered in the U.S. All rights reserved. TASER logo, AXON, AXON Flex, TASER CAM HD, X26, X26P and X2 are trademarks of TASER International, Inc.

Note to Investors

To review the TASER International Safe Harbor Statement, please visit: investor.taser.com/safeHarbor.cfm.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our expectations, beliefs, intentions or strategies regarding the future; that we expect to see upgrades to our CEW platform going forward; that we will expand our customer base in the Video segment; and that we are well positioned to execute our strategy. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements herein.

TASER International assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to: market acceptance of our products; our dependence on sales of our TASER X26, X26P and X2 CEWs; the acceptance of our EVIDENCE.com software model; our ability to design, introduce and sell new products; delays in development schedules; rapid technological change and competition; product defects; breach of our security measures resulting in unauthorized access to customer data; outages and disruptions relating to our EVIDENCE.com service; budgetary and political constraints of prospects and customers; the length of our sales cycle and our ability to realize benefits from our marketing and selling efforts; litigation risks resulting from alleged product-related injuries and media publicity concerning allegations of deaths occurring after use of the TASER device and the negative impact this publicity could have on sales; the outcome of pending or future litigation; our ability to protect our intellectual property; intellectual property infringement claims and relating litigation costs; competition in foreign countries relating to foreign patents; our successful identification of existing intellectual property rights that might infringe on our developments; risks of governmental regulations, including regulations of our products by the United States Consumer Product Safety Commission, regulation of our products as a “crime control” product by the Federal government, state and local government regulation and foreign regulation; the adverse effects that could result from our products being classified as firearms by the United States Bureau of Alcohol and Firearms; our compliance with regulations governing the environment, including but not limited to, regulations within the European Union; new regulations relating to conflict minerals; our dependence on third party suppliers for key components of our products; component shortages, including our dependence on foreign suppliers for key components; rising costs of raw materials and transportation relating to petroleum prices; our ability to manage our growth; our ability to increase manufacturing production to meet demand; establishment and expansion of our direct and indirect distribution channels; our ability to pursue sales directly with customers; risks relating to acquisitions and joint ventures; catastrophic events; fluctuations in quarterly operating results; foreign currency fluctuations; counterparty risks relating to cash balances held in excess of FDIC insurance limits; employee retention risks and other factors identified in documents filed by us with the Securities and Exchange Commission, including those set forth in our Form 10-K.

Please visit http://investor.taser.com, http://blog.taser.com, www.twitter.com/taser_ir, www.twitter.com/officialtaser and www.facebook.com/taser where TASER discloses information from time to time about the company, its financial information, and its business.

For investor relations information please contact Erin Curtis by phone at (480) 515-6330 or via email at IR@TASER.com, or Dan Behrendt, Chief Financial Officer of TASER International, Inc., (480) 905-2002.

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TASER International, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net sales	$32,175,797	$28,222,443	$62,609,449	$53,863,835
Cost of products sold and services delivered	12,433,434	11,720,070	24,416,082	22,120,203

Gross margin	19,742,363	16,502,373	38,193,367	31,743,632
Sales, general and administrative expenses	10,940,085	8,404,611	22,122,025	17,258,633
Research and development expenses	1,992,064	2,038,830	4,004,620	4,171,050
Litigation judgment recovery	—	—	—	(2,200,000)

Income from operations	6,810,214	6,058,932	12,066,722	12,513,949
Interest and other income (expense), net	18,677	7,133	(4,084)	14,127

Income before provision for income taxes	6,828,891	6,066,065	12,062,638	12,528,076
Provision for income taxes	2,371,357	2,623,818	4,307,283	5,282,011

Net income	$4,457,534	$3,442,247	$7,755,355	$7,246,065

Income per common and common equivalent shares
Basic	$0.09	$0.06	$0.15	$0.12
Diluted	0.08	0.06	0.14	0.12
Weighted average number of common and common equivalent shares outstanding
Basic	51,109,060	54,520,889	51,923,097	58,849,010
Diluted	52,853,166	55,166,644	53,698,787	59,482,674

TASER International, Inc.

Segment Reporting

(Unaudited)

	Three Months Ended June 30, 2013			Three Months Ended June 30, 2012
	CEW	Video	Total	CEW	Video	Total
Product sales	$30,272,853	$1,569,551	$31,842,404	$26,931,727	$1,164,128	$28,095,855
Service revenue	—	333,393	333,393	—	126,588	126,588

Net sales	30,272,853	1,902,944	32,175,797	26,931,727	1,290,716	28,222,443

Cost of products sold	10,410,910	1,355,699	11,766,609	9,783,886	736,924	10,520,810
Cost of services delivered	—	666,825	666,825	—	1,199,260	1,199,260

Gross margin	19,861,943	(119,580)	19,742,363	17,147,841	(645,468)	16,502,373
Sales, general & administrative	9,417,473	1,522,612	10,940,085	7,668,654	735,957	8,404,611
Research & development	977,508	1,014,556	1,992,064	922,084	1,116,746	2,038,830

Income (loss) from operations	$9,466,962	$(2,656,748)	$6,810,214	$8,557,103	$(2,498,171)	$6,058,932

Operating margin %	31%	-140%	21%	32%	-194%	21%

	Six Months Ended June 30, 2013			Six Months Ended June 30, 2012
	CEW	Video	Total	CEW	Video	Total
Product sales	$58,275,475	$3,749,607	$62,025,082	$51,689,401	$1,936,259	$53,625,660
Service revenue	—	584,367	584,367	—	238,175	238,175

Net sales	58,275,475	4,333,974	62,609,449	51,689,401	2,174,434	53,863,835

Cost of products sold	20,627,577	2,543,545	23,171,122	18,395,306	1,530,772	19,926,078
Cost of services delivered	—	1,244,960	1,244,960	—	2,194,125	2,194,125

Gross margin	37,647,898	545,469	38,193,367	33,294,095	(1,550,463)	31,743,632
Sales, general & administrative	19,491,138	2,630,887	22,122,025	15,755,151	1,503,482	17,258,633
Research & development	1,966,189	2,038,431	4,004,620	1,762,436	2,408,614	4,171,050
Litigation judgment recovery	—	—	—	(2,200,000)	—	(2,200,000)

Income (loss) from operations	$16,190,571	$(4,123,849)	$12,066,722	$17,976,508	$(5,462,559)	$12,513,949

Income (loss) from operations, normalized (a)	$16,190,571	$(4,123,849)	$12,066,722	$15,776,508	$(5,462,559)	$10,313,949

Operating margin %	28%	-95%	19%	35%	-251%	23%

(a)	Income from operations excluding litigation judgment recovery

TASER International, Inc.

AXON Flex and EVIDENCE.com Bookings by Quarter

(Unaudited)

	For the Quarter ended,
	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012
Bookings	$2,045,938	$1,387,199	$1,670,813	$1,318,107	$451,183

AXON Flex and EVIDENCE.com Bookings is a statistical measure defined as the sales price of orders placed in the relevant time period. Bookings are an indication of the activity the Company is seeing relative to AXON Flex and EVIDENCE.com. The Company has deliverables to meet prior to recognizing revenue related to many of the orders. These statistics represent orders and not invoiced sales. Once invoiced, the revenue related to EVIDENCE.com is recognized over the requisite service period of one to five years. For more information relative to our revenue recognition policies, please reference our SEC filings.

TASER International, Inc.

Unit Sales Statistics

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
X26	8,047	10,224	17,101	23,639
X26P	6,021	—	10,336	—
X2	7,016	8,338	11,962	12,116
M26	508	767	1,136	1,641
X3	71	19	271	33
C2	2,030	2,708	4,325	5,762
TASER Cam	2,693	1,858	5,006	3,489
Cartridges	412,132	368,560	778,462	733,086
AXON Flex	1,081	755	2,363	755

TASER International, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012
Net income	$4,457,534	$3,442,247	$7,755,355	$7,246,065
Depreciation and amortization	1,529,507	1,728,933	2,948,266	3,395,443
Interest expense	3,134	(2,399)	5,531	4,074
Provision for income taxes	2,371,357	2,623,818	4,307,283	5,282,011

EBITDA	$8,361,532	$7,792,599	$15,016,435	$15,927,593

Adjustments:
Stock-based compensation expense	1,019,300	589,608	1,942,641	1,347,662
Loss on write down/disposal of property, equipment and intangibles, net	15,493	104,949	82,033	178,175
Provision for excess and obsolete inventory	122,496	58,059	168,973	197,468
Litigation judgment recovery	—	—	—	(2,200,000)
Interest income and other (income) expense	(21,811)	(4,734)	(1,447)	(18,201)

Adjusted EBITDA	$9,497,010	$8,540,481	$17,208,635	$15,432,697

Adjusted EBITDA as a percentage of net sales	29.5%	30.3%	27.5%	28.7%

Composition of stock-based compensation:

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012
Cost of products sold	$49,436	$28,748	$83,868	$95,892
Sales, general and administrative expenses	826,735	426,231	1,557,239	973,364
Research and development expenses	143,129	134,629	301,534	278,406

	$1,019,300	$589,608	$1,942,641	$1,347,662

TASER International, Inc.

Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2013	2012
ASSETS
Current Assets:
Cash and cash equivalents	$19,079,341	$36,126,791
Short-term investments	10,733,249	1,680,958
Accounts and notes receivable, net	16,889,785	18,101,240
Inventory	13,200,436	10,993,209
Prepaid expenses and other current assets	6,579,742	2,754,331
Deferred income tax assets, net	9,395,987	9,395,987

Total current assets	75,878,540	79,052,516
Property and equipment, net	20,032,085	21,952,201
Deferred income tax assets, net	11,686,195	11,605,812
Intangible assets, net	3,332,521	3,317,169
Long-term investments	1,875,723	—
Other assets	203,122	308,553

Total assets	$113,008,186	$116,236,251

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,897,846	$6,222,904
Accrued liabilities	7,425,604	7,065,085
Current portion of deferred revenue	5,371,520	4,287,305
Customer deposits	1,235,186	500,018
Current portion of capital lease payable	35,004	33,947

Total current liabilities	19,965,160	18,109,259
Deferred revenue, net of current portion	10,219,802	7,835,767
Liability for unrecognized tax benefits	3,072,863	2,902,896
Long-term portion of capital lease payable	85,515	103,283

Total liabilities	33,343,340	28,951,205

Stockholders’ Equity:
Preferred stock	—	—
Common stock	672	661
Additional paid-in capital	121,349,015	111,661,393
Treasury stock	(92,202,810)	(67,203,043)
Retained earnings	50,638,422	42,883,067
Accumulated other comprehensive loss	(120,453)	(57,032)

Total stockholders’ equity	79,664,846	87,285,046

Total liabilities and stockholders’ equity	$113,008,186	$116,236,251

TASER International, Inc.

Selected Consolidated Statement of Cash Flows Information

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net income	$4,457,534	$3,442,247	$7,755,355	$7,246,065
Depreciation and amortization	1,529,507	1,728,933	2,948,266	3,395,443
Stock-based compensation expense	1,019,300	589,608	1,942,641	1,347,662
Net cash provided by operating activities	7,703,685	9,721,831	12,223,269	13,384,506
Net cash used in investing activities	(13,231,366)	(324,072)	(12,004,259)	(968,175)
Net cash used in financing activities	(13,951,585)	(15,756,295)	(17,271,486)	(15,741,666)
Cash and cash equivalents, end of period	19,079,341	17,970,019	19,079,341	17,970,019